Exhibit 99.1

NEWS

For Release     Immediate

Contacts (News Media) Tony Zehnder, Corporate Communications 317.817.4418 (Investors) Scott Galovic, Investor Relations 317.817.3228


                      Conseco Reports First Quarter Results

Carmel, Ind., May 7, 2008 - Conseco, Inc. (NYSE: CNO) today reported results for the first quarter of 2008.

"CNO set a new quarterly sales record with an increase of 10.7% over the same period last year," CEO Jim Prieur said. "This performance included an 11% increase at Bankers Life and a 22% increase in the core business (67% increase in total sales including new product offerings) of Colonial Penn. Conseco Insurance Group's sales declined 21%, but specified disease products, CIG's highest margin product, rose a significant 23%.

"We continued to make steady progress for the third consecutive quarter in our long-term care closed block of business, which showed a loss of $1.3 million, including amortization of intangibles of more than $5 million," Prieur said. "The financial results of our Bankers Life business decreased this quarter, primarily due to higher than expected claims in its long-term care business."

"The stability of our results improved considerably, with no significant out-of-period adjustments in the quarter", said CFO Ed Bonach. "Our profitability was impacted negatively by the impact of difficult financial markets that similarly affected much of our industry, resulting in net realized investment losses (net of related amortization and taxes) of $26.5 million in the quarter. Gross realized losses (before amortization and taxes) included $41.3 million from other-than-temporary impairments."

First quarter 2008 results:
     o Total New Annualized Premium ("NAP") (1): $148.5 million, up 11% from 1Q07 (and our highest quarter since our reorganization in 2003).
     o Income before net realized investment losses, corporate interest and taxes ("EBIT") (2): $48.1 million, compared to $36.3 million in 1Q07
     o Net operating income (3) : $20.7 million, compared to $3.7 million in 1Q07
     o Net operating income per diluted share: 11 cents, compared to 2 cents in 1Q07
     o Net loss applicable to common stock: $5.8 million, compared to $10.0 million in 1Q07 (including $26.5 million of net realized investment losses in 1Q08 vs. $13.7 million of net realized investment losses in
          1Q07)
     o Net loss per diluted share: 3 cents, compared to 7 cents in 1Q07 (including 14 cents of net realized investment losses in 1Q08 vs. 9 cents of net realized investment losses in 1Q07)

Financial strength at March 31, 2008:
     o Book value per diluted share, excluding accumulated other comprehensive income (loss) (4), was $24.40, compared to $24.41 at December 31, 2007
     o Debt-to-total capital ratio, excluding accumulated other comprehensive loss (4), was 20.9% at both March 31, 2008 and December 31, 2007

                                    - more -

                                                                    Conseco (2)
                                                                    May 7, 2008

Operating results
Results by segment for the quarter were as follows ($ in millions, except per share data):

                                                                                              Three Months Ended
                                                                                                   March 31,
                                                                                          --------------------------
                                                                                          2008                  2007
                                                                                          ----                  ----
                                                                                                             (Restated)
EBIT (2), excluding costs related to a litigation settlement:
  Bankers Life....................................................................       $ 29.1                $ 45.5
  Colonial Penn...................................................................          3.7                   4.6
  Conseco Insurance Group.........................................................         23.3                  33.5
  Other Business in Run-off.......................................................         (1.3)                (26.1)
  Corporate Operations, excluding corporate interest expense......................         (6.7)                 (8.2)
                                                                                         ------                ------

        EBIT, excluding costs related to a litigation settlement..................         48.1                  49.3

   Costs related to a litigation settlement.......................................          -                   (13.0)
                                                                                         ------                ------


        Total EBIT................................................................         48.1                  36.3


Corporate interest expense........................................................        (16.4)                (16.1)
                                                                                         ------                ------

        Income before net realized investment losses and taxes....................         31.7                  20.2

Tax expense on period income......................................................         11.0                   7.0
                                                                                         ------                ------

        Net income before net realized investment losses..........................         20.7                  13.2

Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock..........................          -                    (9.5)
                                                                                         ------                ------

     Net operating income.........................................................         20.7                   3.7

Net realized investment losses, net of related amortization and taxes.............        (26.5)                (13.7)
                                                                                         ------                ------

     Net income (loss) applicable to common stock.................................       $ (5.8)               $(10.0)
                                                                                         ======                ======

Per diluted share:
     Net operating income.........................................................       $  .11                $  .02

     Net realized investment losses, net of related amortization and taxes........         (.14)                 (.09)
                                                                                         ------                ------

     Net loss applicable to common stock..........................................       $ (.03)               $ (.07)
                                                                                         ======                ======

                                     -more-

                                                                    Conseco (3)
                                                                    May 7, 2008

In our Bankers Life segment, pre-tax operating earnings were $29.1 million in the first quarter of 2008, compared to $45.5 million in the first quarter of 2007. Results for the first quarter of 2008 were affected by:
     o a reduction in earnings of approximately $10 million resulting from an increase in the interest-adjusted benefit ratio on long-term care policies primarily driven by higher claim expenses;
     o a reduction in earnings of approximately $7 million related to equity-indexed annuity products (such variance primarily resulted from the change in the value of the embedded derivative related to future indexed benefits reported at estimated fair value in accordance with accounting requirements, including a $2.0 million charge in the first quarter of 2008 related to the adoption of Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" ("SFAS 157")); and
     o a reduction in earnings of approximately $6 million related to Company-owned life insurance policies which were purchased to fund the segment's deferred compensation plan for certain agents (such variance resulted from a $2.7 million death benefit recognized as income in the first quarter of 2007 and a decrease in the estimated fair value of investments underlying such policies in the first quarter of 2008).

In our Colonial Penn segment, the pre-tax operating earnings were $3.7 million in the first quarter of 2008, compared to $4.6 million in the first quarter of 2007. Results for the first quarter of 2008 were affected by higher marketing expenses related to our growth initiatives, net of the positive income impacts following the recapture of a modified coinsurance agreement in the fourth quarter of 2007.

In our Conseco Insurance Group segment, pre-tax operating earnings were $23.3 million in the first quarter of 2008, compared to $33.5 million in the first quarter of 2007. Results for the first quarter of 2008 were affected by:
     o a reduction in earnings of approximately $4 million resulting from an increase in the interest-adjusted benefit ratio on specified disease policies primarily driven by lower policy terminations; and
     o a reduction in earnings of approximately $2 million related to equity-indexed annuity products (such variance primarily resulted from the change in the value of the embedded derivative related to future indexed benefits reported at estimated fair value in accordance with accounting requirements, including a $.8 million charge in the first quarter of 2008 related to the adoption of SFAS 157).

In our Other Business in Run-off segment, we recognized a pre-tax operating loss of $1.3 million in the first quarter of 2008, compared to a loss of $26.1 million in the first quarter of 2007. Results for the first quarter of 2008 were positively affected by an increase in earnings of $22 million resulting from a decrease in the interest-adjusted benefit ratio on the long-term care policies included in this segment. During the first quarter of 2007, we recorded a $22 million charge that increased insurance policy benefits following improvements to our methodologies to estimate losses for claims on certain policies with lifetime and inflation benefits.

The Corporate Operations segment includes our investment advisory subsidiary and corporate expenses.

The Company recognized net realized investment losses of $26.5 million (net of related amortization and taxes) in the first quarter of 2008. Gross realized losses (before related amortization and taxes) included $41.3 million of writedowns for securities we determined were subject to other-than-temporary declines in market values, primarily consisting of certain mortgage-backed securities. We made the determination that the related securities were impaired based on a variety of factors, including: the extent to which the market value of these securities was less than the cost basis; the length of time the market value had been below the cost basis; and our judgment as to the likelihood of a recovery in market value in the reasonably near-term.




                                     -more-

                                                                    Conseco (4)
                                                                    May 7, 2008
Sales results
In addition to the sales of proprietary products, Bankers Life, through a partnership with Coventry, distributes Medicare PDP and private-fee-for-service plan (PFFS) through Bankers career agents.

At Bankers Life (career distribution), total NAP in 1Q08 was $114.5 million, up 11% over 1Q07.

At Colonial Penn (direct distribution), total NAP was $17.4 million, up 67% over 1Q07 as we continue to benefit from our investment in marketing.

At Conseco Insurance Group (independent distribution), total NAP was $16.6 million, down 21% from 1Q07 primarily due to our continued focus on producing more profitable business.

Conference Call
The company will host a conference call to discuss results at 8:00 a.m. Eastern Daylight Time on May 8, 2008. The webcast can be accessed through the Investors section of the company's website as follows: http://investor.conseco.com. Listeners should go to the website at least 15 minutes before the event to register and download any necessary audio software. During the call, we will be referring to a presentation that will be available Thursday morning through the investors section of the company's website.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.
-------------------------------------------------------------------------------
(1) Measured by new annualized premium, which includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums, PDP sales equal $310 per enrolled policy, PFFS sales equal $2,100 per enrolled policy.
(2) Management believes that an analysis of earnings or loss before net realized investment gains (losses), corporate interest and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (i) corporate interest expense; and (ii) net realized investment gains (losses) that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the table on page 2.
(3) Management believes that an analysis of Net income (loss) applicable to common stock before net realized investment gains or losses, net of related amortization and income taxes, ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the table on page 2. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.
(4) The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. The corresponding GAAP measures for debt-to-total capital and book value per common share were 23.2% and $21.34, respectively, at March 31, 2008, and 22.0% and $22.94, respectively, at December 31, 2007.

                                     -more-

                                                                    Conseco (5)
                                                                    May 7, 2008

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in these materials relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (ii) mortality, morbidity, usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (iii) changes in our assumptions related to the cost of policies produced or the value of policies inforce at the Effective Date; (iv) the recoverability of our deferred tax asset; (v) changes in accounting principles and the interpretation thereof; (vi) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems; (vii) performance of our investments; (viii) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (ix) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (x) our ability to remediate the material weakness in internal controls over the actuarial reporting process that we identified at year-end 2006 and to maintain effective controls over financial reporting; (xi) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xii) our ability to achieve eventual upgrades of the financial strength ratings of Conseco and our insurance company subsidiaries as well as the potential impact of rating downgrades on our business; (xiii) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xiv) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xv) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; and
(xvi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.



                                - Tables Follow -

                                                                    Conseco (6)
                                                                    May 7, 2008

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                                                                               March 31,       December 31,
                                                                                                 2008              2007
                                                                                                 ----              -----
                                                                                              (unaudited)
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       March 31, 2008 - $21,166.3; December 31, 2007 - $20,992.7).........................    $20,159.3         $20,510.9
     Equity securities at fair value (cost: March 31, 2008 - $34.0;
       December 31, 2007 - $34.0).........................................................         34.4              34.5
     Mortgage loans.......................................................................      2,143.4           2,086.0
     Policy loans.........................................................................        367.0             370.4
     Trading securities...................................................................        361.2             665.8
     Other invested assets ...............................................................         88.2             134.3
                                                                                              ---------         ---------

       Total investments..................................................................     23,153.5          23,801.9

Cash and cash equivalents:
     Unrestricted.........................................................................        549.8             407.5
     Restricted...........................................................................         36.5              21.1
Accrued investment income.................................................................        344.7             319.3
Value of policies inforce at the Effective Date...........................................      1,673.5           1,722.8
Cost of policies produced.................................................................      1,549.4           1,423.0
Reinsurance receivables...................................................................      3,512.4           3,592.8
Income tax assets, net....................................................................      2,076.5           1,909.4
Assets held in separate accounts..........................................................         25.0              27.4
Other assets..............................................................................        344.3             289.6
                                                                                              ---------         ---------

       Total assets.......................................................................    $33,265.6         $33,514.8
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance products:
       Interest-sensitive products..........................................................  $13,119.5         $13,169.4
       Traditional products.................................................................   12,627.9          12,537.4
       Claims payable and other policyholder funds..........................................      945.1             928.0
       Liabilities related to separate accounts.............................................       25.0              27.4
     Other liabilities......................................................................      568.4             510.0
     Investment borrowings..................................................................      848.3             913.0
     Notes payable - direct corporate obligations...........................................    1,191.7           1,193.7
                                                                                              ---------         ---------

         Total liabilities..................................................................   29,325.9          29,278.9
                                                                                              ---------         ---------

Commitments and Contingencies

Shareholders' equity:
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued
       and outstanding: March 31, 2008 - 184,655,525; December 31, 2007 - 184,652,017)......        1.9               1.9
     Additional paid-in capital.............................................................    4,070.5           4,068.6
     Accumulated other comprehensive loss...................................................     (565.6)           (273.3)
     Retained earnings......................................................................      432.9             438.7
                                                                                              ---------         ---------

       Total shareholders' equity...........................................................    3,939.7           4,235.9
                                                                                              ---------         ---------

       Total liabilities and shareholders' equity...........................................  $33,265.6         $33,514.8
                                                                                              =========         =========

                                    - more -

                                                                    Conseco (7)
                                                                    May 7, 2008



                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)

                                                                                            Three months ended
                                                                                                 March 31,
                                                                                           -------------------
                                                                                           2008           2007
                                                                                           ----           ----
                                                                                                       (Restated)
Revenues:
   Insurance policy income........................................................     $  851.2         $  762.8
   Net investment income (loss):
     General account assets.......................................................        353.7            377.9
     Policyholder and reinsurer accounts and other
       special-purpose portfolios.................................................        (26.0)             4.9
   Net realized investment losses.................................................        (43.6)           (34.9)
   Fee revenue and other income...................................................          4.0              3.8
                                                                                       --------         --------

       Total revenues.............................................................      1,139.3          1,114.5
                                                                                       --------         --------

Benefits and expenses:
   Insurance policy benefits......................................................        857.8            817.4
   Interest expense...............................................................         28.7             23.6
   Amortization...................................................................        115.1            117.1
   Costs related to a litigation settlement.......................................          -               13.0
   Other operating costs and expenses.............................................        146.8            144.2
                                                                                       --------         --------

       Total benefits and expenses................................................      1,148.4          1,115.3
                                                                                       --------         --------

       Loss before income taxes...................................................         (9.1)             (.8)

Income tax benefit on period income...............................................         (3.3)             (.3)
                                                                                       --------         --------

       Net loss...................................................................         (5.8)             (.5)

Preferred stock dividends.........................................................          -                9.5
                                                                                       --------         --------

       Net loss applicable to common stock........................................     $   (5.8)        $  (10.0)
                                                                                       ========         ========

Loss per common share:
   Basic:
     Weighted average shares outstanding..........................................  184,653,000      150,936,000
                                                                                    ===========      ===========

     Net loss.....................................................................      $  (.03)          $ (.07)
                                                                                        =======           ======

   Diluted:
     Weighted average shares outstanding..........................................  184,653,000      150,936,000
                                                                                    ===========      ===========

     Net loss.....................................................................      $  (.03)          $ (.07)
                                                                                        =======           ======

                                    - more -

                                                                    Conseco (8)
                                                                    May 7, 2008

                         CONSECO, INC. AND SUBSIDIARIES
                               COLLECTED PREMIUMS
                              (Dollars in millions)

                                                                                                   Three months ended
                                                                                                        March 31,
                                                                                                 ----------------------
                                                                                                 2008              2007
                                                                                                 ----              ----
Bankers Life segment:
  Annuity...............................................................................         $229.1            $212.2
  Supplemental health...................................................................          435.5             366.3
  Life..................................................................................           48.0              48.1
                                                                                                 ------            ------
  Total collected premiums..............................................................         $712.6            $626.6
                                                                                                 ======            ======
Colonial Penn segment:
  Life..................................................................................         $ 42.9            $ 26.7
  Supplemental health...................................................................            2.3               2.6
                                                                                                 ------            ------
  Total collected premiums..............................................................         $ 45.2            $ 29.3
                                                                                                 ======            ======
Conseco Insurance Group segment:
  Annuity...............................................................................         $ 41.6            $120.1
  Supplemental health...................................................................          149.2             154.2
  Life..................................................................................           71.9              77.2
                                                                                                 ------            ------
  Total collected premiums..............................................................         $262.7            $351.5
                                                                                                 ======            ======
Other Business in Run-off segment:
  Long-term care........................................................................         $ 75.8            $ 80.6
  Major medical.........................................................................             .5                .6
                                                                                                 ------            ------
  Total collected premiums..............................................................         $ 76.3            $ 81.2
                                                                                                 ======            ======

          BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS

                                                                                                   Three Months Ended
                                                                                                        March 31,
                                                                                                 -----------------------
                                                                                                 2008              2007
                                                                                                 ----              ----
                                                                                                                (Restated)
Bankers Life segment:
Medicare Supplement:
  Earned premium........................................................................    $161 million     $163 million
  Benefit ratio(a)......................................................................           64.6%            64.6%
PDP and PFFS:
  Earned premium........................................................................    $119 million      $38 million
  Benefit ratio(a)......................................................................           93.9%            93.3%
Long-Term Care:
  Earned premium........................................................................    $156 million     $153 million
  Benefit ratio(a)......................................................................          111.6%           102.7%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           79.0%            72.1%
Conseco Insurance Group (CIG) segment:
Medicare Supplement:
  Earned premium........................................................................     $54 million      $60 million
  Benefit ratio(a)......................................................................           65.8%            66.9%
Specified Disease:
  Earned premium........................................................................     $91 million      $90 million
  Benefit ratio(a)......................................................................           81.9%            75.7%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           48.1%            42.8%
Other Business in Run-off segment:
  Earned premium........................................................................     $76 million      $80 million
  Benefit ratio(a)......................................................................          135.8%           157.1%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           69.8%            98.9%

-------------------------------------------------------------------------------
(a) The benefit ratio is calculated by dividing the related product's insurance policy benefits by insurance policy income.
(b) The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in

                                    - more -

                                                                    Conseco (9)
                                                                    May 7, 2008

     the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.

                                   - # # # # -